As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1009366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 The American Road

Morris Plains, New Jersey 07950

(Address of Principal Executive Offices)

Immunomedics, Inc. 2014 Long-Term Incentive Plan

(Full title of the plan)

Cynthia L. Sullivan

President and Chief Executive Officer

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

(973) 605-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Andrew P. Gilbert, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

(973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	12,239,671	$4.85	$59,362,405	$6,898

(1)	On December 3, 2014, 12,239,671 shares of Common Stock were authorized for issuance under the Immunomedics, Inc. 2014 Long-Term Incentive Plan in accordance with the provisions of the plan. This Registration Statement covers such 12,239,671 shares of Common Stock. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Immunomedics, Inc. 2014 Long-Term Incentive Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the Common Stock of Immunomedics, Inc., on January 6, 2015, as reported by the NASDAQ Stock Market.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Immunomedics, Inc. (the “Registrant” or “Immunomedics”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed on August 25, 2014, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014, filed on November 5, 2014;

(c)	The Registrant’s Current Reports on Form 8-K, filed on December 4, 2014 and December 17, 2014;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed on October 22, 2014, as amended; and

(e)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on May 7, 1984, including any amendment or report filed for the purpose of updating the description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Amended and Restated Certificate of Incorporation of Immunomedics, Inc. provides that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer or employee of Immunomedics, Inc. or is or was serving as a director, officer, partner, employee or agent of another entity at the Registrant’s request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Amended and Restated Certificate of Incorporation of Immunomedics, Inc. provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer or employee, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article IX of the Amended and Restated Certificate of Incorporation of Immunomedics, Inc. eliminates the liability of a director to the Registrant or stockholders of Immunomedics for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Registrant or stockholders of Immunomedics;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Any underwriting agreements that the Registrant may enter into will likely provide for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Item

Exhibit 4.1	Amended and Restated Certificate of Incorporation of Immunomedics, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.

Exhibit 4.2	Second Amended and Restated By-Laws of Immunomedics, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 27, 2007.

Exhibit Number	Item

Exhibit 4.3	Specimen Certificate of Common Stock of Immunomedics, Inc., incorporated by reference from Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission on September 30, 2002.

Exhibit 5.1	Legal Opinion of DLA Piper LLP (US) (filed herewith).

Exhibit 23.1	Consent of KPMG LLP (filed herewith).

Exhibit 23.2	Consent of Ernst & Young LLP (filed herewith).

Exhibit 23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on signature page).

Exhibit 99.1	Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.3	Forms of Nonqualified Stock Option Notice and Nonqualified Stock Option Agreement under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.4	Forms of Restricted Stock Units Notice and Restricted Stock Units Agreement (for Officers/Employees) under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.5	Forms of Restricted Stock Units Notice and Restricted Stock Units Agreement (for Directors) under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i)(a) and (i)(b) of this undertaking do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morris Plains, New Jersey, on January 13, 2015.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Cynthia L. Sullivan
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Immunomedics, Inc., hereby severally constitute and appoint Cynthia L. Sullivan and Peter P. Pfreundschuh, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Immunomedics, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

/S/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2015

/S/ PETER P. PFREUNDSCHUH Peter P. Pfreundschuh	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2015

/S/ DR. DAVID M. GOLDENBERG Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer	January 13, 2015

/S/ BRIAN A. MARKISON Brian A. Markison	Director	January 13, 2015

/S/ MARY E. PAETZOLD Mary E. Paetzold	Director	January 13, 2015

/S/ RICHARD L. SHERMAN Richard L. Sherman	Director	January 13, 2015

/S/ DON C. STARK Don C. Stark	Director	January 13, 2015

EXHIBIT INDEX

Exhibit Number	Item

Exhibit 4.1	Amended and Restated Certificate of Incorporation of Immunomedics, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on December 4, 2014.

Exhibit 4.2	Second Amended and Restated By-Laws of Immunomedics, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 27, 2007.

Exhibit 4.3	Specimen Certificate of Common Stock of Immunomedics, Inc., incorporated by reference from Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission on September 30, 2002.

Exhibit 5.1	Legal Opinion of DLA Piper LLP (US) (filed herewith).

Exhibit 23.1	Consent of KPMG LLP (filed herewith).

Exhibit 23.2	Consent of Ernst & Young LLP (filed herewith).

Exhibit 23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on signature page).

Exhibit 99.1	Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.2	Forms of Incentive Stock Option Notice and Incentive Stock Option Agreement under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.3	Forms of Nonqualified Stock Option Notice and Nonqualified Stock Option Agreement under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.4	Forms of Restricted Stock Units Notice and Restricted Stock Units Agreement (for Officers/Employees) under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).

Exhibit 99.5	Forms of Restricted Stock Units Notice and Restricted Stock Units Agreement (for Directors) under the Immunomedics, Inc. 2014 Long-Term Incentive Plan (filed herewith).